 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K/A

Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 1, 2024

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

As announced on November 1, 2023, The Estée Lauder Companies Inc. (the "Company") launched the Profit Recovery and Growth Plan ("PRGP") to help progressively rebuild its profit margins in fiscal years 2025 and 2026.

The PRGP is focused on rebuilding stronger, more sustainable profitability, supporting sales growth acceleration and increasing speed and agility. The plan is designed to improve gross margin, lower the cost base and reduce overhead expenses, while increasing investments in key consumer-facing activities. Upon completion of this plan, the Company expects to have improved its gross margin and expense base to drive greater operating leverage for the future.

As a component of the PRGP, on February 5, 2024, the Company announced a two-year restructuring program ("Restructuring Program") and filed a Current Report on Form 8-K. The Restructuring Program’s main focus includes the reorganization and rightsizing of certain areas of the Company as well as simplification and acceleration of processes. The Company committed to this course of action on February 1, 2024.

The Restructuring Program is expected to include a number of initiatives, and the Company indicated that restructuring and other charges to implement those initiatives are expected to total between $500 million and $700 million (before tax). At that time, the Company was unable to make a determination of the estimated amount or range of amounts to be incurred by major cost type and future cash expenditures pursuant to the Restructuring Program.

The Company has since disclosed information about specific initiatives approved under the Restructuring Program, including in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed on October 31, 2024, which provided information about specific initiatives approved cumulatively through October 25, 2024. The Company is filing this Form 8-K/A to provide details about specific initiatives approved since then.

Subsequent to October 25, 2024, the Company approved the following initiatives under the Restructuring Program to reorganize and right-size certain areas of the Company to drive future sales growth and productivity to rebuild gross and operating margin profitability:

•Go-to-Market Operating Model Acceleration – The Company approved initiatives to optimize and right-size the organizational structure within its geographic regions to drive greater efficiency and effectiveness. These activities will primarily result in employee severance through a net reduction in workforce.

•Value Chain Optimization – The Company approved initiatives to reduce spans and layers and right-size organizational capability within its supply chain and research and development functions. These actions will primarily result in employee severance through a net reduction in workforce, as well as asset write-offs.

•Future of Brand-led Model – The Company approved initiatives to redesign spans and layers in its marketing and creative organization to make it leaner, faster, and more agile. These activities will primarily result in employee severance through a net reduction in workforce.

•Enabling Function Re-Invention – The Company approved initiatives to reorganize and right-size various corporate functions. These activities will primarily result in employee severance through a net reduction in workforce.

Once the relevant accounting criteria have been met, the Company expects to record restructuring and other charges of approximately $122 million (before tax) in connection with these initiatives, which other than the non-cash charges, are expected to result in future cash expenditures funded from cash provided by operations.

Of the $500 million to $700 million restructuring and other charges expected to be incurred in connection with the Restructuring Program, total cumulative charges approved by the Company through December 18, 2024 were:

	Sales Returns (included in Net Sales)	Cost of Sales	Operating Expenses		Total
(In millions)			Restructuring Charges	Other Charges
Approval Period
Cumulative through October 25, 2024	$1	$9	$248	$99	$357
October 26, 2024 - December 18, 2024	—	—	118	4	122
Cumulative through December 18, 2024	$1	$9	$366	$103	$479

Included in the above table, cumulative restructuring initiatives approved by the Company through December 18, 2024 were:

(In millions)	Employee- Related Costs	Asset- Related Costs	Contract Terminations	Other Exit Costs	Total
Approval Period
Cumulative through October 25, 2024	$229	$7	$—	$12	$248
October 26, 2024 - December 18, 2024	109	6	—	3	118
Cumulative through December 18, 2024	$338	$13	$—	$15	$366

The Company will continue to file additional disclosures in connection with initiatives associated with the Restructuring Program that individually or collectively are determined to be significant. Such disclosures would be filed after the Company is able to make good faith determinations of the estimated amount or range of amounts by each major type of cost and future cash expenditures relating to such initiatives.

The forward-looking statements contained herein, including those relating to our expectations regarding restructuring and other charges, involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include current economic and other conditions in the global marketplace, actions by retailers and consumers, competition, the Company’s ability to successfully implement its long-term strategic plan and those factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	December 20, 2024	By:	/s/ Akhil Shrivastava
Akhil Shrivastava
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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